AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 4, 2012

Registration No. 333-183978

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

S&T BANCORP, INC.

(Exact name of registrant as specified in its charter)

PENNSYLVANIA	6822	25-1434426
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

800 PHILADELPHIA STREET

INDIANA, PENNSYLVANIA 15701

(800) 325-2265

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Mark Kochvar, Chief Financial Officer

S&T Bancorp, Inc.

800 Philadelphia Street

Indiana, PA 15701

(800) 325-2265

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Paul D. Freshour

Arnold & Porter LLP

555 12th Street, NW

Washington, DC 20004-1206

(202) 942-5000

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this registration statement becomes effective, subject to market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(1)(2)	Proposed Maximum Offering Price Per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee(3)
Common Stock, par value $2.50 per share
Preferred Stock, no par value per share
Depository Shares
Debt Securities
Warrants
Units(4)
Total	$300,000,000	100%	$300,000,000	$34,380

(1)

An unspecified aggregate initial offering price and number of securities of each identified class is being registered as may from time to time be offered at unspecified prices. Also includes an indeterminate number of shares of common stock or preferred stock as may be issued by the registrant upon exercise, conversion or exchange of any securities that provide for such issuance, or that may from time to time become issuable by reason of any stock split, stock dividend or similar transaction, for which no separate consideration will be received by registrant. In no event will the aggregate offering price of all types of securities issued by the registrant pursuant to this registration statement exceed $300,000,000 million. Any securities registered hereunder may be sold separately or together with other securities registered hereunder.

(2)	Pursuant to General Instruction II.D of Form S-3, information as to each class of securities to be registered is not specified.
(3)	The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act.
(4)	Each unit will be issued under a unit agreement and will represent an interest in two or more other securities, which may or may not be separable from one another.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus dated October 4, 2012

PROSPECTUS

S&T BANCORP, INC.

$300,000,000

Common Stock

Preferred Stock

Depository Shares

Debt Securities

Warrants

Units

We may offer and sell from time to time in one or more offerings, common stock, preferred stock, depositary shares, debt securities, warrants and units (collectively, the “securities”) of S&T Bancorp, Inc. (“S&T”).

Our common stock is quoted on The Nasdaq Global Select Market under the symbol “STBA.” The closing sales price of our common stock on The Nasdaq Global Select Market on October     , 2012 was $         per share. You are urged to obtain current market quotations for our common stock.

Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Information Incorporated by Reference” before you make your investment decision.

We may sell the securities to underwriters or dealers, through agents, or directly to investors, or a combination of these methods. We will set forth the names of any underwriters or agents in the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. See the section “Risk Factors” on page 2 of this prospectus, as well as in any supplements to this prospectus.

The S&T securities offered in this prospectus are not savings or deposit accounts or other obligations of any of our bank or non-bank subsidiaries, and they are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 4, 2012

i

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission, which we refer to as the “SEC.” Under this shelf registration statement, we may issue and sell to the public, either separately or together, any part or all of the securities described in the registration statement, at any time and from time to time, in one or more public offerings, up to an aggregate amount of $300,000,000 of our common stock, preferred stock, depositary shares, debt securities, warrants, or units consisting of two or more securities. We may also issue common stock upon conversion, exchange or exercise of any of the securities mentioned above.

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement (and, if applicable, a pricing supplement) that contains specific information about the terms of those securities. A prospectus supplement (and any pricing supplement) may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement (or pricing supplement) together with the additional information described below under the heading “Where You Can Find More Information,” and “Information Incorporated by Reference.” If the information in this prospectus is inconsistent with a prospectus supplement (or pricing supplement), you should rely on the information in that prospectus supplement (or pricing supplement). We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement (or pricing supplement) may also refer to a free writing prospectus, unless the context otherwise requires.

We may sell the securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. See “Plan of Distribution” below. A prospectus supplement (or pricing supplement), which we will provide to you each time we offer securities, will provide the names of any underwriters, dealers, or agents involved in the sale of the securities, and any applicable fee, commission, or discount arrangements with them.

You should rely only on the information contained in this prospectus, any prospectus supplement (or pricing supplement) and the documents we have incorporated by reference. We will disclose any material changes in our affairs in an amendment to this prospectus, a prospectus supplement (or pricing supplement) or a future filing with the SEC incorporated by reference in this prospectus. No person has been authorized to give any information or to make any representations other than those contained or incorporated in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to sell or to buy any securities other than those to which it relates, or an offer or solicitation with respect to those securities to which it relates to any persons in any jurisdiction where such offer or solicitation would be unlawful. The delivery of this prospectus at any time does not imply that the information contained or incorporated herein at its date is correct as of any time subsequent to its date.

Unless specifically noted otherwise in this prospectus, references to “S&T,” “we,” “us,” and “our” are to S&T Bancorp, Inc., a Pennsylvania corporation, and its subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make statements in this prospectus and the documents incorporated herein by reference, and we may from time to time make other statements, regarding our outlook or expectations for earnings, revenues, expenses and/or other financial, business or strategic matters regarding or affecting S&T that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions or future or conditional verbs such as “will,” “should,” “would” and “could.” These statements are not historical facts, but instead represent our current expectations, plans or forecasts and are based on the beliefs and assumptions of the management and the information available to management at the time that these disclosures were prepared.

Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. We do not assume any duty and do not undertake to update our forward-looking statements. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that we anticipated in our forward-looking statements and future results could differ materially from our historical performance.

These forward-looking statements are based on current expectations, estimates and projections about our business, management’s beliefs and assumptions made by management (collectively, “Future Factors”). These Future Factors, are not guarantees of our future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements.

Future Factors include:

•	changes in interest rates, spreads on interest-earning assets and interest-bearing liabilities, the shape of the yield curve and interest rate sensitivity;

•	a prolonged period of low interest rates;

•	credit losses;

•	access to capital in the amounts, at the times and on the terms required to support our future businesses and potential regulatory requirements to increase capital;

•	legislation affecting the financial services industry as a whole, and/or S&T Bancorp, Inc., or S&T, in particular, including the effects of the Dodd-Frank Act;

•	regulatory supervision and oversight, including required capital levels, and public policy changes, including environmental regulations;

•	increasing price and product/service competition, including new entrants;

•	rapid technological developments and changes;

•	the ability to continue to introduce competitive new products and services on a timely, cost-effective basis;

•	continued deterioration of the housing market and reduced demand for mortgages;

•	containing costs and expenses;

•	reliance on large customers;

•	the outcome of pending and future litigation and governmental proceedings;

•	managing our internal growth and acquisitions;

•

the possibility that the anticipated benefits from our acquisitions of Mainline Bancorp, Inc. and Gateway Bank of Pennsylvania cannot be fully realized in a timely manner or at all, or that integrating the acquired operations will be more difficult, disruptive or costly than anticipated;

•

general economic or business conditions, either nationally or regionally in western Pennsylvania, may be less favorable than expected, resulting in among other things, a reduced demand for credit and other services;

•

a decline in market capitalization to common book value, which could warrant further analysis of the carrying value of goodwill and could result in an adjustment to its carrying value resulting in a non-cash charge to net income; and

•

a continuation of recent turbulence in significant portions of the global financial and real estate markets could impact our performance, both directly, by affecting our revenues and the value of our assets and liabilities and indirectly, by affecting the economy generally.

These are representative of the Future Factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general economic conditions, including interest rate and currency exchange rate fluctuations and other Future Factors.

Additional factors that may affect our results are discussed in our annual report on Form 10-K under “Item 1A, Risk Factors” or may be contained in our Quarterly Reports on Form 10-Q under headings such as “Risk Factors,” “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” and “Business,” or in our Current Reports on Form 8-K, among other places. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of S&T and the material terms of the offered securities that are known as of the date of this prospectus. For a more complete understanding of the terms of the offered securities, prior to making an investment decision, you should carefully read:

•	This prospectus, which explains the general terms of the securities we may offer;

•	The applicable prospectus supplement, which explains specific terms of the securities being offered and updates and changes information in this prospectus; and

•	The documents referred to in “Where You Can Find More Information” for information about S&T, including our financial statements.

S&T Bancorp, Inc.

S&T is a Pennsylvania corporation and a financial holding company with its headquarters located in Indiana, Pennsylvania. At June 30, 2012, S&T had assets of approximately $4.3 billion, deposits of $3.5 billion and shareholders’ equity of $510.6 million.

S&T provides a full range of financial services through offices located within Allegheny, Armstrong, Blair, Butler, Cambria, Clarion, Clearfield, Indiana, Jefferson, Washington and Westmoreland counties of Pennsylvania. S&T provides full service retail and commercial banking products as well as cash management services, insurance, estate planning and administration, employee benefit, investment management and administration, corporate services and other fiduciary services. S&T’s common stock trades on The Nasdaq Global Select Market under the symbol “STBA.” S&T’s website is http://www.stbancorp.com.

The principal executive offices of S&T are located at S&T Bancorp, Inc., 800 Philadelphia Street, Indiana, PA, 15701, and its telephone number is (800) 325-2265.

The Securities We May Offer

We may use this prospectus to offer:

•	Common stock,

•	Preferred stock,

•	Depositary shares,

•	Debt securities,

•	Warrants, and

•	Units consisting of two or more of the other securities described in this prospectus in any combination.

A prospectus supplement will describe the specific types, amounts, prices and detailed terms of any of these offered securities.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

If we offer debt securities and/or preference equity securities under this prospectus, then we will, if required at that time, provide a ratio of earnings to fixed charges and/or a ratio of combined fixed charges and preference dividends to earnings, respectively, in the applicable prospectus supplement for such offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described in the section entitled “Risk Factors” in any prospectus supplement as well as in the section entitled “Item 1.A “Risk Factors” contained in our annual report on Form 10-K for the year ended December 31, 2011 and in our updates to those “Risk Factors” contained in our quarterly reports on Form 10-Q, as well as other information in this prospectus, any accompanying prospectus supplement, and any other documents or reports incorporated by reference herein, before purchasing any of our securities. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes. General corporate purposes may include repayment of debt or the interest payment thereon, capital expenditures, possible acquisitions, investments, and any other purposes that we may specify in any prospectus supplement. We may invest the net proceeds temporarily until we use them for their stated purpose. We cannot predict whether the proceeds invested will yield a favorable return.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchases.

PLAN OF DISTRIBUTION

We may sell the securities being offered by this prospectus separately or together through any of the following methods:

•	directly to investors or purchasers;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

•	through a combination of any of these methods of sale.

Securities may also be issued upon exercise of warrants or as a dividend or distribution. We reserve the right to sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We will describe the method of distribution of the securities in the applicable prospectus supplement.

Direct Sales and Sales through Agents

We may directly solicit offers to purchase the securities offered by this prospectus. Agents designated by us from time to time may solicit offers to purchase the securities. We will name any agent involved in the offer or sale of the securities and set forth any commissions payable by us to an agent in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of his or her appointment. Any agent may be deemed to be an “underwriter” of the securities as that term is defined in the Securities Act of 1933.

Sales Through Underwriters or Dealers

If we use an underwriter or underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in the applicable prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions. The maximum underwriting compensation for any offering under the registration statement to which this prospectus relates may not exceed 8% of the offering proceeds. Underwriters and others participating in any offering of the securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. We will describe any of these activities in the applicable prospectus supplement.

If a dealer is used in the sale of the securities, we or an underwriter will sell securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The applicable prospectus supplement will set forth the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities, and we may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of the securities. The applicable prospectus supplement will describe the terms of any direct sales, including the terms of any bidding or auction process.

Agreements we enter into with agents, underwriters and dealers may entitle them to indemnification by us against specified liabilities, including liabilities under the Securities Act of 1933, or to contribution by us to payments they may be required to make in respect of these liabilities. The applicable prospectus supplement will describe the terms and conditions of indemnification or contribution.

Delayed Delivery Contracts

We may authorize underwriters, dealers and agents to solicit offers by certain institutional investors to purchase offered securities under contracts providing for payment and delivery on a future date specified in the applicable prospectus supplement. The applicable prospectus supplement will also describe the public offering price for the securities and the commission payable for solicitation of these delayed delivery contracts. Delayed delivery contracts will contain definite fixed price and quantity terms. The obligations of a purchaser under these delayed delivery contracts will be subject to only two conditions:

•	that the institution’s purchase of the securities at the time of delivery of the securities is not prohibited under the law of any jurisdiction to which the institution is subject; and

•	that we shall have sold to the underwriters the total principal amount of the offered securities, less the principal amount covered by the delayed delivery contracts.

“At the Market” Offerings

We may from time to time engage a firm to act as our agent for one or more offerings of our securities. We sometimes refer to this agent as our “offering agent.” If we reach agreement with an offering agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, then the offering agent will try to sell such securities on the agreed terms. The offering agent could make sales in privately negotiated transactions or using any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, including sales made directly on the New York Stock Exchange, or sales made to or through a market maker other than on an exchange. The offering agent will be deemed to be an “underwriter” within the meaning of the Securities Act of 1933 with respect to any sales effected through an “at the market” offering.

Market Making, Stabilization and Other Transactions

To the extent permitted by and in accordance with Regulation M under the Securities Exchange Act of 1934, in connection with an offering an underwriter may engage in over-allotments, stabilizing transactions, short covering transactions and penalty bids. Over-allotments involve sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would be otherwise. If commenced, the underwriters may discontinue any of these activities at any time.

To the extent permitted by and in accordance with Regulation M under the Securities Exchange Act of 1934, any underwriters who are qualified market makers on the New York Stock Exchange may engage in passive market making transactions in the securities on the New York Stock Exchange during the business day prior to the pricing of an offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

REGULATORY CONSIDERATIONS

General

S&T, S&T Bank, and Gateway Bank are each extensively regulated under federal and state law. The following describes certain aspects of that regulation and does not purport to be a complete description of all regulations that affect S&T, S&T Bank, and Gateway Bank or all aspects of those regulations.

To the extent statutory or regulatory provisions are described, the description is qualified in its entirety by reference to the particular statutory or regulatory provisions. Proposals to change the laws and regulations governing the banking industry are frequently raised in Congress, in state legislatures and before the various bank regulatory agencies. The likelihood and timing of any changes and the impact such changes might have on S&T, S&T Bank, or Gateway Bank is impossible to determine with any certainty.

Any change in applicable laws or regulations, or in the way such laws or regulations are interpreted by regulatory agencies or courts, may have a material impact on our business, operations and earnings.

S&T

We are a bank holding company subject to regulation under the Bank Holding Company Act, as amended (the “BHCA”), and the examination and reporting requirements of the Federal Reserve Board. Our subsidiary banks are S&T Bank and Gateway Bank. We acquired Gateway Bank in August 2012 and expect to merge it into S&T Bank in early 2013. Under the BHCA, a bank holding company may not directly or indirectly acquire ownership or control of more than five percent of the voting shares or substantially all of the assets of any additional bank, or merge or consolidate with another bank holding company, without the prior approval of the Federal Reserve Board. We have received approval from the Federal Reserve Board for a passive ownership position in Allegheny Valley Bancorp, Inc. (14.4 percent).

As a bank holding company, we are expected under statutory and regulatory provisions to serve as a source of financial and managerial strength to our subsidiary banks. A bank holding company is also expected to commit resources, including capital and other funds, to support its subsidiary banks.

We elected to become a financial holding company under the BHCA in 2001 and thereby engage in a broader range of financial and other activities than are permissible for traditional bank holding companies. In order to qualify and maintain our status as a financial holding company, the depository institutions controlled by us must remain “well-capitalized,” “well-managed” (as defined in federal law) and have at least a “satisfactory” Community Reinvestment Act, or CRA rating. No prior regulatory approval is required for a financial holding company to acquire a company, other than a bank or savings association, engaged in activities that are financial in nature or incidental to activities that are financial in nature, as determined by the Federal Reserve Board. The BHCA identifies several activities as “financial in nature” including, among others, securities underwriting, dealing and market making; sponsoring mutual funds and investment companies; insurance underwriting and sales agency; investment advisory activities; merchant banking activities; and activities that the Federal Reserve Board has determined to be closely related to banking or a proper incident thereto. Banks may also engage, subject to limitations on investment, in activities that are financial in nature, other than insurance underwriting, insurance company portfolio investment, real estate development and real estate investment, through a financial subsidiary of the bank, if the bank is “well-capitalized,” “well-managed” and has at least a “satisfactory” CRA rating. On July 21, 2010, the President signed the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act into law, which required that we also remain “well-capitalized” and “well-managed” in order to maintain our status as a financial holding company as of July 21, 2011. Additionally, the Dodd-Frank Act requires a financial holding company to obtain prior regulatory approval to acquire any company with consolidated assets that exceed $10.0 billion.

If S&T, S&T Bank, or Gateway Bank ceases to be “well-capitalized” or “well-managed,” we will not be in compliance with the requirements of the BHCA regarding financial holding companies. If a financial holding company is notified by the Federal Reserve Board of such a change in the ratings of any of its subsidiary banks, it must take certain corrective actions within specified time frames. Furthermore, if S&T Bank or Gateway Bank were to receive a CRA rating of less than “satisfactory,” then we would be prohibited from engaging in new activities or acquiring companies until the rating is raised to “satisfactory” or better.

We are presently engaged in nonbanking activities through the following six entities:

•	9th Street Holdings, Inc. was formed in June 1988 to hold and manage a group of investments previously owned by S&T Bank and to give us additional latitude to purchase other investments.

•	S&T Bancholdings, Inc. was formed in August 2002 to hold and manage a group of investments previously owned by S&T Bank and to give us additional latitude to purchase other investments.

•	CTCLIC is a joint venture with another financial institution, acting as a reinsurer of credit life, accident and health insurance policies sold by S&T Bank and the other institution.

•

S&T Insurance Group, LLC distributes life insurance and long-term disability income insurance products. During 2001, S&T Insurance Group, LLC and Attorneys Abstract Company, Inc. entered into an agreement to form S&T Settlement Services, LLC or STSS, with respective ownership interests of 55 percent and 45 percent. STSS is a title insurance agency servicing commercial customers. During 2002, S&T Insurance Group, LLC expanded into the property and casualty insurance business with the acquisition of S&T-Evergreen Insurance LLC.

•	S&T Professional Resources Group LLC markets software developed by S&T Bank.

•

Stewart Capital Advisors, LLC was formed in August 2005 and is a registered investment advisor that manages private investment accounts for individuals and institutions and advises the Stewart Capital Mid Cap Fund.

S&T Bank and Gateway Bank

As state-chartered, commercial banks, the deposits of which are insured by the FDIC, S&T Bank and Gateway Bank are each subject to the supervision and regulation of the Pennsylvania Department of Banking, or PADB, and the FDIC. We are also subject to various requirements and restrictions under federal and state law, including requirements to maintain reserves against deposits, restrictions on the types, amount and terms and conditions of loans that may be granted and limits on the type of other activities in which S&T Bank or Gateway Bank may engage and the investments it may make.

In addition, S&T Bank and Gateway Bank are each subject to affiliate transaction rules in Sections 23A and 23B of the Federal Reserve Act that limit the amount of transactions between each bank and S&T or S&T’s nonbank subsidiaries. Under these provisions, transactions between a bank and its parent company or any single nonbank affiliate generally are limited to 10 percent of the bank subsidiary’s capital and surplus, and with respect to all transactions with affiliates, are limited to 20 percent of the bank subsidiary’s capital and surplus. Further, loans and extensions of credit from a bank to an affiliate generally are required to be secured by eligible collateral in specified amounts. The Dodd-Frank Act expands the affiliate transaction rules to broaden the definition of affiliate and to apply to securities lending, repurchase agreement and derivatives activities that we may have with an affiliate, as well as to strengthen collateral requirements and limit Federal Reserve exemptive authority. Also, the definition of “extension of credit” for transactions with executive officers, directors and principal shareholders is being expanded to include credit exposure arising from a derivative transaction, a repurchase or reverse repurchase agreement and a securities lending or borrowing transaction. These expansions became effective on July 21, 2012. At this time, we do not anticipate that these provisions will have a material effect on S&T, S&T Bank or Gateway Bank.

Insurance of Accounts; Depositor Preference

The deposits of S&T Bank and Gateway Bank are insured up to applicable limits per insured depositor by the FDIC. The Dodd-Frank Act codified FDIC deposit insurance coverage per separately insured depositor for all account types at $250,000. The Dodd-Frank Act also maintains federal deposit insurance coverage for noninterest-bearing transaction accounts at an unlimited amount from December 31, 2010 until December 31, 2012. Interest on Lawyer Trust Accounts will be considered “noninterest-bearing transaction accounts” for purposes of temporary unlimited deposit insurance coverage.

As FDIC-insured banks, S&T Bank and Gateway Bank are each subject to FDIC insurance assessments, which are imposed based upon the risk each institution poses to the Deposit Insurance Fund, or DIF. Under this assessment system, risk is defined and measured using an institution’s supervisory ratings with other risk measures, including financial ratios. The current total base assessment rates on an annualized basis range from 2.5 basis points for certain “well-capitalized,” “well-managed” banks, with the highest ratings, to 45 basis points for institutions posing the most risk to the DIF. The FDIC may raise or lower these assessment rates on a quarterly basis based on various factors to achieve a reserve ratio, which the Dodd-Frank Act has mandated to be no less than 1.35 percent of insured deposits.

Due to recent bank failures and contingent loss reserves established by the FDIC against potential future bank failures, the reserve ratio is currently significantly below its target balance. Thus, on November 12, 2009, the FDIC Board of Directors adopted a final rule that required insured depository institutions to prepay, on December 30, 2009, their estimated quarterly risk-based assessments for the fourth quarter of 2009 and for all of 2010, 2011 and 2012, along with their quarterly risk-based assessment for the third quarter of 2009. In the event of a further decline in the DIF balance, the FDIC may impose additional special emergency assessments in the future, which could have an impact on the earnings and capital levels of S&T Bank or Gateway Bank.

In February 2011, the FDIC Board of Directors adopted a final rule, Deposit Insurance Assessment Base, Assessment Rate Adjustments, Dividends, Assessment Rates and Large Bank Pricing Methodology, to redefine the deposit insurance assessment base as required by the Dodd-Frank Act, alter assessment rates, implement the Dodd-Frank Act’s DIF dividend provisions and revise the risk-based assessment system for all large insured depository institutions (those with at least $10.0 billion in total assets). Many of the changes were made as a result of provisions of the Dodd-Frank Act that were intended to shift more of the cost of raising the reserve ratio from institutions with less than $10.0 billion in assets (such as S&T Bank and Gateway Bank) to the larger banks. Except for the future assessment rate schedules, all changes went into effect April 1, 2011 and did not have a material effect upon our consolidated operating results. In addition to DIF assessments, the FDIC assesses all insured deposits a special assessment to fund the repayment of debt obligations of the Financing Corporation, or FICO. FICO is a government-sponsored entity that was formed to borrow the money necessary to carry out the closing and ultimate disposition of failed thrift institutions by the Resolution Trust Corporation in the 1990s. For each quarter of 2012, the annualized rate established by the FDIC for the FICO assessment was 0.66 basis points per $100 of insured deposits.

Under federal law, deposits and certain claims for administrative expenses and employee compensation against insured depository institutions are afforded a priority over other general unsecured claims against such an institution, including federal funds and letters of credit, in the liquidation or other resolution of such an institution by a receiver. Such priority creditors would include the FDIC.

Capital

The Federal Reserve Board and FDIC have issued substantially similar risk-based and leverage capital guidelines applicable to banking organizations they supervise. Under current capital guidelines, S&T, S&T Bank, and Gateway Bank are all required to maintain certain capital standards based on ratios of capital to assets and capital to risk weighted assets. The guidelines define a bank’s total qualifying capital as having two components. Tier 1 capital, which must be at least 50 percent of total qualifying capital, is mainly comprised of common equity, retained earnings and qualifying preferred stock, less certain intangibles. Tier 2 capital may include the allowance for loan losses, or ALL, up to a maximum of 1.25 percent of risk weighted assets, qualifying subordinated debt, qualifying preferred stock, hybrid capital instruments and up to 45 percent of net unrealized gains on available-for-sale equity securities. The guideline also defines the weights assigned to assets and off-balance sheet items to determine the risk weighted asset component of the risk-based capital ratios.

The Federal Reserve Board and FDIC have established minimum and well-capitalized standards for banks. The minimum capital standards are defined as a Tier 1 ratio of at least 4.00 percent, a Total capital ratio of at least 8.00 percent and a Leverage ratio of at least 3.00 percent. The Leverage ratio of 3.00 percent is for those banks and bank holding companies that meet certain specified criteria, including having received the highest regulatory rating and are not experiencing significant growth or expansion. All other banks and bank holding companies generally are required to maintain a leverage ratio of at least 100 to 200 basis points above the stated minimum. S&T, S&T Bank, and Gateway Bank maintain capital levels to meet the well-capitalized regulatory standards, which are defined as a Tier 1 ratio of at least 6.00 percent, Total capital ratio of at least 10.00 percent and a Leverage ratio of at least 5.00 percent.

Both the Federal Reserve Board and the FDIC’s risk-based capital standards explicitly identify concentrations of credit risk and the risk arising from non-traditional activities, as well as an institution’s ability to manage these risks, as important factors to be taken into account by the agency in assessing an institution’s overall capital adequacy. The capital guidelines also provide that an institution’s exposure to a decline in the economic value of its capital due to changes in interest rates be considered by the agency as a factor in evaluating a bank’s capital adequacy. The Federal Reserve Board has also issued additional capital guidelines for certain bank holding companies that engage in trading activities. We do not believe that consideration of these additional factors will affect the regulators’ assessment of the capital position of S&T, S&T Bank, or Gateway Bank. The Dodd-Frank Act contains a number of provisions intended to strengthen capital, including requiring minimum leverage and risk-based capital that are at least as stringent as those currently in effect. Also, the Dodd-Frank Act requires the Federal Reserve Board to implement capital regulations that are countercyclical so that the amount of capital required to be maintained by us would increase in times of economic expansion and decrease in times of economic contraction, consistent with the safety and soundness of the company. In addition to the Dodd-Frank Act, the international oversight body of the Basel Committee on Banking Supervision, or Basel III, reached agreements in July, 2010 to increase the minimum common equity capital requirement for banks from 2.00 percent to 4.50 percent, along with a capital conservation buffer of 2.50 percent to bring total common equity capital requirements to 7.00 percent. The Basel III requirements will be phased in beginning January 1, 2013. The federal banking agencies issued proposed rules to implement Basel III and certain other recent revisions to the Basel capital framework, as well as the minimum leverage and risk-based capital requirements of the Dodd-Frank Act in June 2012. Comments on the proposed rules are due in October 2012. Federal regulators periodically propose amendments to the risk-based capital guidelines and the related regulatory framework and consider changes to the capital standards that could significantly increase the amount of capital needed to meet applicable standards. The timing of adoption, ultimate form and effect of any such proposed amendments cannot be predicted.

Capital Purchase Program

On December 7, 2011, we redeemed all of the preferred stock that we sold to the federal government as part of the CPP. As a participant in the CPP, we completed the $108.7 million capital raise on January 16, 2009.

In connection with the issuance of the preferred stock to the U.S. Treasury in 2009, we also issued the U.S. Treasury a warrant to purchase 517,012 shares of our common stock at an initial per share exercise price of $31.53, with an estimated fair value of $4.0 million on the date of issuance. The warrant remains outstanding as of the date of this prospectus. The warrant provides for the adjustment of the exercise price and the number of shares of our common stock issuable upon exercise pursuant to customary anti-dilution provisions. The U.S. Treasury agreed not to exercise voting power with respect to any shares of common stock issued upon exercise of the warrant. We did not repurchase the warrant concurrently with the redemption of the preferred stock. Unless we repurchase the warrant, it will remain outstanding and will expire 10 years from the issuance date.

Payment of Dividends

S&T is a legal entity separate and distinct from its banking and other subsidiaries. A substantial portion of our revenues consist of dividend payments we receive from S&T Bank. S&T Bank, in turn, is subject to state laws and regulations that limit the amount of dividends it can pay to S&T. In addition, both S&T and S&T Bank are subject to various general regulatory policies relating to the payment of dividends, including requirements to maintain capital above regulatory minimums. The Federal Reserve Board has indicated that banking organizations should generally pay dividends only if (i) the organization’s net income available to common shareholders over the past year has been sufficient to fully fund the dividends and (ii) the prospective rate of earnings retention appears consistent with the organization’s capital needs, asset quality and overall financial condition. Thus, under certain circumstances based upon our financial condition, our ability to declare and pay quarterly dividends may require consultation with the Federal Reserve Board and may be prohibited by applicable Federal Reserve Board regulations. If we were to pay a dividend in contravention of Federal Reserve regulations, the Federal Reserve could raise supervisory concerns.

Other Safety and Soundness Regulations

There are a number of obligations and restrictions imposed on bank holding companies such as us and our depository institution subsidiaries by federal law and regulatory policy. These obligations and restrictions are designed to reduce potential loss exposure to the depositors of such depository institutions and to the FDIC insurance fund in the event the depository institutions become in danger of default or are in default. Under current federal law, for example, the federal banking agencies possess broad powers to take prompt corrective action to resolve problems of insured depository institutions. The extent of these powers depends upon whether the institution in question is “well-capitalized,” “adequately capitalized,” “undercapitalized,” “significantly undercapitalized” or “critically undercapitalized,” as defined by the law. Under regulations established by the federal banking agencies, a “well-capitalized” institution must have a Tier 1 capital ratio of at least 6.00 percent, a Total capital ratio of at least 10.00 percent and a leverage ratio of at least 5.00 percent and must not be subject to a capital directive or order. An “adequately capitalized” institution must have a Tier 1 capital ratio of at least 4.00 percent, a Total capital ratio of at least 8.00 percent and a leverage ratio of at least 4.00 percent. The most highly-rated financial institutions minimum requirement for the leverage ratio is 3.00 percent. In the proposed rules to implement Basel III and the minimum leverage and risk-based capital requirements of the Dodd-Frank Act, the federal banking agencies have also proposed to change the definitions of these capital categories, including the introduction of a common equity tier 1 capital ratio in the definitions. As of June 30, 2012, S&T, S&T Bank and Gateway Bank were classified as “well-capitalized.” The classification of depository institutions is primarily for the purpose of applying the federal banking agencies’ prompt corrective action provisions and is not intended to be and should not be interpreted as a representation of overall financial condition or prospects of any financial institution.

The federal banking agencies’ prompt corrective action powers (which increase depending upon the degree to which an institution is undercapitalized) can include, among other things, requiring an insured depository institution to adopt a capital restoration plan which cannot be approved unless guaranteed by the institution’s parent company; placing limits on asset growth and restrictions on activities, including restrictions on transactions with affiliates; restricting the interest rates the institution may pay on deposits; prohibiting the payment of principal or interest on subordinated debt; prohibiting the holding company from making capital distributions without prior regulatory approval; and, ultimately, appointing a receiver for the institution. For example, only a “well-capitalized” depository institution may accept brokered deposits without prior regulatory approval.

The federal banking agencies have also adopted guidelines prescribing safety and soundness standards relating to internal controls and information systems, internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth and compensation, fees and benefits. In general, the guidelines require appropriate systems and practices to identify and manage specified risks and exposures. The guidelines prohibit excessive compensation as an unsafe and unsound practice and characterize compensation as excessive when the amounts paid are unreasonable or disproportionate to the services performed by an executive officer, employee, director or principal shareholder. In addition, the agencies have adopted regulations that authorize, but do not require an agency to order an institution that has been given notice by an agency that it is not in compliance with any of such safety and soundness standards to submit a compliance plan. If, after being so notified, an institution fails to submit an acceptable compliance plan, the agency must issue an order directing action to correct the deficiency and may issue an order directing other actions of the types to which an “undercapitalized” institution is subject under the prompt corrective action provisions described above.

Regulatory Enforcement Authority

The enforcement powers available to federal banking agencies are substantial and include, among other things and in addition to, other powers described herein, the ability to assess civil money penalties, to issue cease-and-desist or removal orders and to initiate injunctive actions against banks and bank holding companies and “institution affiliated parties,” as defined in the Federal Deposit Insurance Act, or FDIA. In general, these enforcement actions may be initiated for violations of laws and regulations, as well as engagement in unsafe or unsound practices. Other actions or inactions may provide the basis for enforcement action, including misleading or untimely reports filed with regulatory authorities.

At the state level, the PADB also has broad enforcement powers over S&T Bank and Gateway Bank, including the power to impose fines and other civil and criminal penalties and to appoint a conservator or receiver.

Interstate Banking and Branching

The BHCA currently permits bank holding companies from any state to acquire banks and bank holding companies located in any other state, subject to certain conditions, including certain nationwide and state-imposed deposit concentration limits. In addition, because of changes to law made by the Dodd-Frank Act, S&T Bank may now establish de novo interstate branches in any state to the same extent that a bank chartered in that state could establish a branch.

Community Reinvestment and Consumer Protection Laws

In connection with their lending activities, S&T Bank and Gateway Bank are each subject to a number of federal laws designed to protect borrowers and promote lending to various sectors of the economy and population. These include, among other laws, the Equal Credit Opportunity Act, the Truth-in-Lending Act, the Home Mortgage Disclosure Act, the Real Estate Settlement Procedures Act, the Fair Credit Reporting Act and the CRA. In addition, rules developed by the federal banking agencies pursuant to federal law require disclosure of privacy policies to consumers and in some circumstances, allow consumers to prevent the disclosure of certain personal information to nonaffiliated third parties.

The CRA requires the appropriate federal banking agency, in connection with its examination of a bank, to assess the bank’s record in meeting the credit needs of the communities served by the bank, including low and moderate-income neighborhoods. Furthermore, such assessment also is required of any bank that has applied, among other things, to merge or consolidate with or acquire the assets or assume the liabilities of an insured depository institution, or to open or relocate a branch office. In the case of a bank holding company (including a financial holding company) applying for approval to acquire a bank or bank holding company, the Federal Reserve Board will assess the record of each subsidiary bank of the applicant bank holding company in considering the application. Under the CRA, institutions are assigned a rating of “outstanding,” “satisfactory,” “needs to improve” or “unsatisfactory.” S&T Bank and Gateway Bank were each rated “satisfactory” in the most recent CRA evaluation of each bank.

Anti-Money Laundering Rules

S&T Bank and Gateway Bank are each subject to the Bank Secrecy Act, its implementing regulations and other anti-money laundering laws and regulations, including the USA Patriot Act of 2001. Among other things, these laws and regulations require each bank to take steps to prevent the bank from being used to facilitate the flow of illegal or illicit money, to report large currency transactions and to file suspicious activity reports. Each bank is also required to develop and implement a comprehensive anti-money laundering compliance program. Banks must also have in place appropriate “know your customer” policies and procedures. Violations of these requirements can result in substantial civil and criminal sanctions. In addition, provisions of the USA Patriot Act of 2001 require the federal financial institution regulatory agencies to consider the effectiveness of a financial institution’s anti-money laundering activities when reviewing bank mergers and bank holding company acquisitions.

Government Actions and Legislation

The Dodd-Frank Act is significantly changing the current bank regulatory structure and affecting the lending, deposit, investment, trading and operating activities of financial institutions and their holding companies, including S&T, S&T Bank, and Gateway Bank. The Dodd-Frank Act contains a number of provisions intended to strengthen capital. For example, the federal banking agencies are directed to establish minimum leverage and risk-based capital that are at least as stringent as those currently in effect.

The Dodd-Frank Act requires various federal agencies to adopt a broad range of new rules and regulations, and to prepare numerous studies and reports for Congress. The federal agencies are given significant discretion in drafting the implementing rules and regulations, and consequently, many of the details and much of the impact of the Act may not be known for many months or years. The Dodd-Frank Act also contains provisions that expand the insurance assessment base and increase the scope of deposit insurance coverage.

Among other provisions, the SEC has enacted rules, required by the Dodd-Frank Act, giving stockholders a non-binding vote on executive compensation and so-called “golden parachute” payments. The Dodd-Frank Act also authorizes the SEC to promulgate rules that would allow stockholders to nominate their own candidates for election as directors using a company’s proxy materials. The legislation also directs the federal financial institution regulatory agencies to promulgate rules prohibiting excessive compensation being paid to financial institution executives.

The Dodd-Frank Act also created the Consumer Financial Protection Bureau, or CFPB that took over responsibility on July 21, 2011 of the principal federal consumer protection laws, such as the Truth in Lending Act, the Equal Credit Opportunity Act, the Real Estate Settlement Procedures Act and the Truth in Saving Act, among others. Institutions that have assets of $10.0 billion or less, such as S&T, will continue to be supervised in this area by their state and primary federal regulators (in the case of S&T Bank, the FDIC). The Act also gives the CFPB expanded data collection powers for fair lending purposes for both small business and mortgage loans, as well as expanded authority to prevent unfair, deceptive and abusive practices. The consumer complaint function also has been consolidated into the CFPB with respect to the institutions it supervises. The CFPB established an Office for Community Banks and Credit Unions, with a mission to ensure that the CFPB incorporates the perspectives of small depository institutions into the policy-making process, communicate relevant policy initiatives to community banks and credit unions and work with community banks and credit unions to identify potential areas for regulatory simplification. In addition, the Dodd-Frank Act required the Federal Reserve Board to adopt a rule addressing interchange fees applicable to debit card transactions. This rule, Regulation II, effective October 1, 2011, does not apply to banks with less than $10.0 billion in assets. Since the rule has been in effect for less than one year as of the date of this filing, it is not yet known if the rule may have the practical effect of reducing fees that smaller banks (like S&T Bank) may charge.

There have been delays in the rulemaking processes of the various federal agencies responsible for enacting the provisions of the Dodd-Frank Act. A substantial number of rules required to implement the Dodd-Frank Act have not been finalized, and many have not even been proposed. Not all of the Dodd-Frank Act provisions remaining to be finalized apply to banks the size of S&T Bank and, as a result, we cannot predict the ultimate impact of the Act on S&T or S&T Bank at this time, including the extent to which it could increase costs or limit our ability to pursue business opportunities in an efficient manner, or otherwise adversely affect our business, financial condition and results of operations. Nor can we predict the impact or substance of other future legislation or regulation. However, it is expected that they, at a minimum, will increase our operating and compliance costs.

Federal and state regulatory agencies consistently propose and adopt changes to their regulations or change the manner in which existing regulations are applied. We cannot predict the substance or impact of pending or future legislation or regulation, or the application thereof, although enactment of the proposed legislation could affect how S&T and S&T Bank operate and could significantly increase costs, impede the efficiency of internal business processes, or limit our ability to pursue business opportunities in an efficient manner, any of which could materially and adversely affect our business, financial condition and results of operations.

DESCRIPTION OF COMMON STOCK

The following description summarizes the material provisions of our common stock. This description is not complete, and is qualified in its entirety by reference to the provisions of our articles of incorporation and bylaws as well as the Pennsylvania Business Corporation Law. Our articles of incorporation and bylaws are, and any amendments to them will be, incorporated by reference in our SEC registration statement.

General

The applicable prospectus supplement will describe the terms of the common stock including, where applicable, the following:

•	the number of shares to be offered;

•	the offering price; and

•	any additional terms of the common stock which are not inconsistent with the provisions of our articles of incorporation.

The rights of holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that has been issued and may be issued in the future.

Authorized Common Stock

Our articles of incorporation authorize 50,000,000 shares of common stock, par value $2.50 per share. As of June 30, 2012, 28,935,689 shares of common stock were outstanding. Our common stock is traded on the Nasdaq Global Select Market under the symbol “STBA.” All of the outstanding shares of common stock are, and any common stock issued and sold under this prospectus will be, fully paid and nonassessable.

Voting Rights

Holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Holders of common stock do not have cumulative voting rights.

Dividends

Holders of common stock are entitled to dividends as and when declared by the board of directors out of funds legally available for the payment of dividends. The board of directors has in the past declared and paid regular dividends on a quarterly basis, and intends to continue to do so in the immediate future in such amounts as the board of directors determines from time to time.

Most of the revenues of S&T available for payment of dividends derive from amounts paid to it by S&T Bank. Under applicable banking law, the total of all dividends declared in any calendar year by our bank subsidiary may not, without applicable regulatory approvals, exceed the aggregate of such bank’s net income and retained net income for the current year and the preceding two years.

If, in the opinion of the federal bank regulatory agency, a depository institution under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the depository institution, could include the payment of dividends), the agency may require that the bank cease and desist from the practice. The Federal Reserve Board has similar authority with respect to bank holding companies. In addition, the federal bank regulatory agencies have issued policy statements which provide that insured banks and bank holding companies should generally only pay dividends out of current operating earnings. Finally, these regulatory authorities have established guidelines with respect to the maintenance of appropriate levels of capital by a bank, bank holding company or savings association under their jurisdiction. Compliance with the standards set forth in these guidelines could limit the amount of dividends that we and our affiliates may pay in the future.

Rights upon Liquidation

In the event of our liquidation, dissolution or winding up, the holders of common stock would be entitled to receive our net assets remaining after paying all liabilities and after paying all preferred stockholders (including holders of depositary shares) the full preferential amount to which those security holders are entitled.

Changes of Control

Certain Provisions of Pennsylvania Law. Under Pennsylvania law, we may not at any time engage, except in certain instances, in any business combination with any interested shareholder (a beneficial owner of more than 20% of the outstanding stock entitled to elect directors or an affiliate or associate of us who at any time within the previous five years was the beneficial owner of more than 20% of our outstanding stock entitled to elect directors, other than a business combination (i) approved by our board of directors prior to the interested shareholder’s share acquisition date (or where the interested shareholder’s acquisition of shares was previously approved), (ii) approved by the affirmative vote of all of the holders of the outstanding common stock, (iii) approved by holders of a majority of the voting shares (excluding the shares held by the interested shareholder or any associate or affiliate thereof) at a meeting called for such purpose, no earlier than three months after the interested shareholder becomes the beneficial owner of at least 80% of our voting shares if the consideration payable to our shareholders in the business combination complies with certain fair price conditions specified by Pennsylvania law, (iv) approved by a majority of the votes of the shareholders entitled to vote (excluding the shares held by the interested shareholder or any associate or affiliate thereof) at a meeting called for such purpose not earlier than five years after the interested shareholder’s share acquisition date or (v) approved by a majority of the votes of the shareholders entitled to vote at a meeting called for such purpose not earlier than five years after the interested shareholder’s share acquisition date, if the business combination complies with certain fair price conditions specified by Pennsylvania law.

Pennsylvania also has “anti-takeover” statutes. Pennsylvania corporations may elect to either be covered or not be covered by certain of these statutes. S&T has elected in its bylaws not to be covered by Title 15 of the Pennsylvania consolidated statutes governing “control-share acquisitions,” “disgorgement by certain controlling shareholders following attempts to acquire control,” “severance compensation for employees terminated following certain control-share acquisitions,” and “labor contracts following certain business combination transactions.” However, the following provisions of Title 15 of the Pennsylvania consolidated statutes apply to S&T:

•	shareholders are not entitled to call a special meeting;

•	unless the articles of incorporation provided otherwise, action by shareholder consent must be unanimous;

•	shareholders are not entitled to propose an amendment to the articles of incorporation;

•

certain transactions with interested shareholders (such as mergers or sales of assets between the company and a shareholder) where the interested shareholder is a party to the transaction or is treated differently from other shareholders require approval by a majority of the disinterested shareholders;

•	a five year moratorium exists on certain business combinations with a 20% or more shareholder; and

•	shareholders have a right to “put” their shares to a 20% shareholder at a “fair value” for a reasonable period after the 20% stake is acquired.

Articles of Incorporation and Bylaws. S&T’s articles of incorporation and bylaws contain provisions that may discourage or delay attempts to gain control of S&T. Under S&T’s bylaws and articles of incorporation, S&T has (i) a requirement that no merger, consolidation, liquidation or dissolution of S&T nor any action that would result in the sale or other disposition of all or substantially all of the assets of S&T shall be valid unless first approved by the holders of at least 66.7% of the outstanding shares of common stock; and (ii) a requirement that only a majority of the board of directors may amend, alter or repeal the by-laws.

In addition, in certain instances the ability of S&T’s board to issue authorized but unissued shares of common stock and preferred stock may have an anti-takeover effect.

Federal Bank Regulatory Limitations. The Change in Bank Control Act prohibits a person or group of persons from acquiring “control” of a bank holding company unless:

•	the Federal Reserve Board has been given 60 days’ prior written notice of the proposed acquisition; and

•

within that time period, the Federal Reserve Board does not issue a notice disapproving the proposed acquisition or extending for up to another 30 days the period during which such a disapproval may be issued, or unless the acquisition otherwise requires Federal Reserve Board approval. An acquisition may be made before expiration of the disapproval period if the Federal Reserve Board issues written notice that it intends not to disapprove the action. The acquisition of more than 10% of a class of voting stock of a bank holding company with publicly held securities, such as S&T, generally would constitute the acquisition of control.

In addition, any “company” would be required to obtain Federal Reserve Board approval before acquiring 25% or more of our outstanding common stock. If the acquiror is a bank holding company, this approval is required before acquiring 5% of the outstanding common stock. A company’s obtaining “control” of S&T would also require Federal Reserve Board prior approval. “Control” generally means:

•	the ownership or control of 25% or more of a class of voting securities,

•	the ability to elect a majority of the directors, or

•	the ability otherwise to exercise a controlling influence over management and policies.

Miscellaneous

Holders of common stock do not have any preferential or preemptive right with respect to any securities of S&T or any conversion rights. The common stock is not subject to redemption. The transfer agent and registrar for the common stock is American Stock Transfer and Trust Company, New York, New York.

DESCRIPTION OF PREFERRED STOCK

The following briefly summarizes the material terms of S&T’s preferred stock, other than pricing and related terms disclosed in the accompanying prospectus supplement. You should read the particular terms of any series of preferred stock offered by S&T which will be described in more detail in any prospectus supplement relating to such series, together with the more detailed provisions of S&T’s articles of incorporation and the certificate of designation relating to each particular series of preferred stock for provisions that may be important to you. The articles of incorporation, as amended, are incorporated by reference into the registration statement of which this prospectus forms a part. The certificate of designation relating to the participant series of preferred stock offered by the accompanying prospectus supplement and this prospectus will be filed as an exhibit to a document incorporated by reference in the registration statement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered. S&T’s articles of incorporation authorize the issuance of up to 10,000,000 shares of preferred stock, no par value. As of the date of this prospectus, there were no shares of preferred stock outstanding.

General

Under S&T’s articles of incorporation, the board of directors of S&T is authorized to issue shares of preferred stock in one or more series, and to establish from time to time a series of preferred stock with the following terms specified:

•	the designation of the series;

•	the number of shares to comprise the series;

•	the dividend rate or rates payable with respect to the shares of the series;

•	the voting rights;

•	the conversion privileges;

•	the redemption price or prices;

•	any other powers, preferences and rights of the shares of the series; and

•	the qualifications, limitations or restrictions pertaining to the series.

Prior to the issuance of any series of preferred stock, the board of directors of S&T will adopt resolutions creating and designating the series as a series of preferred stock and the resolutions will be filed in a certificate of designation as an amendment to the articles of incorporation.

The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. The board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to officers, directors and employees of S&T and its subsidiaries pursuant to benefit plans or otherwise. Shares of preferred stock issued by S&T may have the effect of rendering more difficult or discouraging an acquisition of S&T deemed undesirable by the board of directors of S&T.

Under existing interpretations of the Federal Reserve Board, if the holders of the preferred stock become entitled to vote for the election of directors because dividends on the preferred stock are in arrears as described below, preferred stock may then be deemed a “class of voting securities.” In such case, a holder of 25% or more of the preferred stock, or a holder of 5% or more of the preferred stock that is otherwise a bank holding company, may then be regulated as a “bank holding company” with respect to S&T in accordance with the BHCA. In addition, at such time:

•

any bank holding company or foreign bank with a U.S. presence generally would be required to obtain the approval of the Federal Reserve Board under the BHC Act to acquire or retain 5% or more of the preferred stock; and

•

any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board under the Change in Bank Control Act to acquire or retain 10% or more of the preferred stock.

Before exercising its option to redeem any shares of preferred stock, S&T will obtain the approval of the Federal Reserve Board if then required by applicable law.

The preferred stock will be, when issued, fully paid and nonassessable. Holders of preferred stock will not have any preemptive or subscription rights to acquire more stock of S&T.

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

Rank. Unless otherwise specified in the prospectus supplement relating to the shares of a series of preferred stock, such shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.

Dividends. Holders of each series of preferred stock will be entitled to receive cash dividends when, as and if declared by the board of directors of S&T out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on the books of S&T or, if applicable, the records of the depositary referred to below under “Depositary Shares,” on the record dates fixed by the board of directors. Dividends on a series of preferred stock may be cumulative or noncumulative.

S&T may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on other series of preferred stock that rank on an equal or senior basis have been paid or sufficient funds have been set apart for payment for:

•	all prior dividend periods of other series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of other series of preferred stock that pay dividends on a noncumulative basis.

Partial dividends declared on shares of preferred stock and each other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for each series of preferred stock.

Similarly, S&T may not declare, pay or set apart for payment non-stock dividends or make other payments on the common stock or any other stock of S&T ranking junior to the preferred stock until full dividends on the preferred stock have been paid or set apart for payment for:

•	all prior dividend periods if the preferred stock pays dividends on a cumulative basis; or

•	the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.

Conversion and Exchange. The prospectus supplement for a series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of S&T’s common stock.

Redemption. If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at the option of S&T or the holder thereof and may be mandatorily redeemed.

Any partial redemptions of preferred stock will be made in a way that the board of directors decides is equitable.

Unless S&T defaults in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of S&T, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Such distributions will be made before any distribution is made on any securities ranking junior relating to liquidation, including common stock.

If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of available assets of S&T on a ratable basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from S&T after they have received their full liquidation preference.

Voting Rights. The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the prospectus supplement;

•	as otherwise stated in the certificate of designation establishing such series; and

•	as required by applicable law.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer fractional shares or some multiple of shares of preferred stock, rather than individual shares of preferred stock. If we choose to do so, we will issue depositary receipts for depositary shares, each of which will represent a fraction or a multiple of a share of a particular series of preferred stock as described below.

The applicable prospectus supplement will describe the specific terms of any issuance of depositary shares. You should read the particular terms of any depositary shares we offer in any prospectus supplement, together with the more detailed form of deposit agreement, including the form of depositary receipt relating to the depositary shares, which will be filed as an exhibit to a document incorporated by reference in the registration statement of which this prospectus forms a part. The prospectus supplement also will state whether any of the terms summarized below do not apply to the depositary shares being offered.

General

The shares of a preferred stock series underlying depositary shares will be deposited under a separate deposit agreement between S&T and a bank or trust company acting as depositary with respect to that series. The depositary will have its principal office in the United States and have a combined capital and surplus of at least $50,000,000. The prospectus supplement relating to a series of depositary shares will mention the name and address of the depositary. Under the relevant deposit agreement, each owner of a depositary share will be entitled, in proportion to its fractional interest in a share of the underlying series of preferred stock, to all the rights and preferences of that preferred stock, including dividend, voting, redemption, conversion, exchange and liquidation rights.

Depositary shares will be evidenced by one or more depositary receipts issued under a deposit agreement.

Pending the preparation of definitive engraved depositary receipts, a depositary may, upon our order, issue temporary depositary receipts substantially identical to and entitling their holders to all the rights pertaining to the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared without unreasonable delay, and the temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and other Distributions

The depositary will distribute all cash dividends or other cash distributions on the underlying preferred stock to the record depositary shareholders based on the number of the depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any depositary shareholders a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record depositary shareholders.

If there is a distribution other than in cash, the depositary will distribute property to the entitled record depositary shareholders, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and the distribution of the net proceeds from this sale to the concerned holders.

Each deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we provide to preferred stockholders of the underlying series will be made available to depositary shareholders.

Withdrawal of Stock

Upon surrender of depositary receipts at the depositary’s office, a holder of depositary shares will be entitled to the number of whole shares of the underlying preferred stock series and any money or other property those depositary shares represent. Depositary shareholders will be entitled to receive whole shares of the related preferred stock series on the basis described in the applicable prospectus supplement, but holders of those whole preferred stock shares will not afterwards be entitled to receive depositary shares in exchange for their shares. If the depositary receipts the holder delivers evidence a depositary share number exceeding the whole share number of the related preferred stock series to be withdrawn, the depositary will deliver to that holder a new depositary receipt evidencing the excess depositary share number.

Redemption; Liquidation

Any terms on which the depositary shares relating to the preferred stock of any series may be redeemed, and any amounts distributable upon our liquidation, dissolution or winding up, will be described in the applicable prospectus supplement.

Voting

Upon receiving notice of any meeting at which holders of the underlying series of preferred stock are entitled to vote, the depositary will mail the information contained in that notice to the record depositary shareholders corresponding to that series of preferred stock. Each such depositary shareholder on the record date will be entitled to instruct the depositary on how to vote the underlying shares of preferred stock. The depositary will vote those underlying preferred stock shares according to those instructions, and we will take reasonably necessary actions to enable the depositary to do so. If the depositary does not receive specific instructions from the depositary shareholders relating to the underlying preferred stock, it will abstain from voting those shares, unless otherwise indicated in the applicable prospectus supplement.

Charges of Depositary

We will pay all charges of each depositary in connection with the initial deposit and any redemption of the preferred stock. Depositary shareholders will be required to pay any other transfer and other taxes and governmental charges and any other charges expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

Each depositary will forward to the relevant depositary shareholders all reports and communications that we are required to furnish to preferred stockholders of the underlying series.

Neither we nor any depositary will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under any deposit agreement. The obligations of S&T and each depositary under any deposit agreement will be limited to performance in good faith of their duties under that agreement, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless they are provided with satisfactory indemnity. They may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, depositary shareholders or other persons believed to be competent and on documents believed to be genuine.

Title

S&T, each depositary and any of their agents may treat the registered owner of any depositary share as the absolute owner of that share, whether or not any payment for that depositary share is overdue and despite any notice to the contrary, for any purpose.

Resignation and Removal of Depositary

A depositary may resign at any time by delivering to us notice of its election, and we may remove a depositary, and resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment. That successor depositary must:

•	be appointed within 60 days after delivery of the notice of resignation or removal;

•	be a bank or trust company having its principal office in the United States; and

•	have combined capital and surplus of at least $50,000,000.

DESCRIPTION OF DEBT SECURITIES

We may issue senior debt securities or subordinated debt securities. Senior debt securities will be issued under an indenture, the “senior indenture,” between us and the trustee named in the applicable prospectus supplement, as trustee. Subordinated debt securities will be issued under a separate indenture, the “subordinated indenture,” between us and the trustee named in the applicable prospectus supplement, as trustee. The indentures will be subject to and governed by the Trust Indenture Act of 1939. A copy of the form of each of these indentures is filed as an exhibit to the registration statement of which this prospectus is a part. This prospectus describes the general terms and provisions of the debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

The following briefly describes the general terms and provisions of the debt securities which may be offered. The particular terms of the debt securities offered, and the extent, if any, to which these general provisions may apply to the debt securities so offered, will be described in a prospectus supplement relating to those securities.

General

Unless we give you different information in the prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “Description of Debt Securities—Subordination” and in the applicable prospectus supplement.

We may issue debt securities if the conditions contained in the applicable indenture are satisfied. These conditions include the adoption of resolutions by our board of directors that establish the terms of the debt securities being issued. Any resolution approving the issuance of any issue of debt securities will include the terms of that issue of debt securities, which may include:

•	the title and series designation;

•	the aggregate principal amount and the limit, if any, on the aggregate principal amount or initial issue price of the debt securities which may be issued under the applicable indenture;

•	the principal amount payable, whether at maturity or upon earlier acceleration;

•

whether the principal amount payable will be determined with reference to an index, formula or other method which may be based on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices;

•	whether the debt securities will be issued as original issue discount securities (as defined below);

•	the date or dates on which the principal of the debt securities is payable;

•	any fixed or variable interest rate or rates per annum or the method or formula for determining an interest rate;

•	the date from which any interest will accrue;

•	any interest payment dates;

•	whether the debt securities are senior or subordinated, and if subordinated, the terms of the subordination;

•	the price or prices at which the debt securities will be issued, which may be expressed as a percentage of the aggregate principal amount of those debt securities;

•	the stated maturity date;

•	whether the debt securities are to be issued in global form;

•	any sinking fund requirements;

•	any provisions for redemption, the redemption price and any remarketing arrangements;

•	the denominations of the securities or series of securities;

•	whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

•	any restrictions on the offer, sale and delivery of the debt securities;

•	the place or places where payments or deliveries on the debt securities will be made and may be presented for registration of transfer or exchange;

•	whether any of the debt securities will be subject to defeasance in advance of the date for redemption or the stated maturity date;

•

the terms, if any, upon which the debt securities are convertible into other securities of ours or another issuer and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this prospectus;

•	any other terms of the debt securities which are not inconsistent with the provisions of the applicable indenture;

•	a description of any documents or certificates that must be received prior to the issuance of any definitive securities;

•

whether and under what circumstances additional amounts will be paid to non-U.S. citizens in connection with any tax, assessment or governmental charge and whether securities may be redeemed in lieu of paying such additional fees;

•	the identity of each security registrar or paying agent (if other than trustee);

•	any provisions granting special rights to securities holders upon the occurrence of specified events;

•	any deletions from, modifications of, or additions to any default events or covenants set forth in the form of indenture;

•	the portion of the principal amount payable upon the declaration of acceleration of the maturity of any securities; and

•	the date any bearer securities of or within the series and any temporary global security representing outstanding securities shall be dated, if other than date of original issuance.

The debt securities may be issued as “original issue discount securities” which bear no interest or interest at a rate which at the time of issuance is below market rates and which will be sold at a substantial discount below their principal amount. If the maturity of any original issue discount security is accelerated, the amount payable to the holder of the security will be determined by the applicable prospectus supplement, the terms of the security and the relevant indenture, but may be an amount less than the amount payable at the maturity of the principal of that original issue discount security. Special federal income tax and other considerations relating to original issue discount securities will be described in the applicable prospectus supplement.

Please see the prospectus supplement or pricing supplement you have received or will receive for the terms of the specific debt securities we are offering.

You should be aware that special U.S. Federal income tax, accounting and other considerations may apply to the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations.

Registration and Transfer

Holders may present debt securities in registered form for transfer or exchange for other debt securities of the same series at the offices of the applicable indenture trustee according to the terms of the applicable indenture and the debt securities.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in fully registered form, and in denominations of $1,000 and any integral multiple thereof and the bearer securities of such series other than bearer securities issued in global form shall be issuable in denominations of $5,000.

No service charge will be required for any transfer or exchange of the debt securities but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

Payment and Place of Payment

We will pay or deliver principal and any premium and interest in the manner, at the places and subject to the restrictions set forth in the applicable indenture, the debt securities and the applicable prospectus supplement. However, at our option, we may pay any interest by check mailed to the holders of registered debt securities at their registered addresses.

Global Securities

Each indenture provides that we may issue debt securities in global form. If any series of debt securities is issued in global form, the prospectus supplement will describe any circumstances under which beneficial owners of interests in any of those global debt securities may exchange their interests for debt securities of that series and of like tenor and principal amount in any authorized form and denomination.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement, the following are events of default under the senior indenture with respect to the senior debt securities and under the subordinated indenture with respect to the subordinated debt securities:

•	default in the payment of any principal or premium or make-whole amount, if any, on the debt securities when due;

•	default in the payment of any interest on the debt securities, or of any coupon pertaining thereto, when due, which continues for 30 days;

•

default in the performance or breach of any other obligation contained in the applicable indenture for the benefit of that series of debt securities (other than defaults or breaches otherwise specifically addressed), which continues for 90 days after written notice of the default or breach;

•	specified events in bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries; and

•	any other event of default provided with respect to the debt securities of any series.

If an event of default (other than an event of default arising from specified events in bankruptcy of us or any of our significant subsidiaries) occurs and is continuing for any series of debt securities, the indenture trustee or the holders of not less than 25% in aggregate principal amount or, under certain circumstances, issue price of the outstanding debt securities of that series may declare all amounts, or any lesser amount provided for in the debt securities of that series, to be immediately due and payable.

At any time after the applicable indenture trustee or the holders have accelerated a series of debt securities, but before the applicable indenture trustee has obtained a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind and annul that acceleration and its consequences, provided that all payments and/or deliveries due, other than those due as a result of acceleration, have been made and all events of default have been remedied or waived.

The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of any series may waive any default with respect to that series, except a default:

•	in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

•	in an obligation contained in, or a provision of, an indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected

The holders of a majority in principal amount or, under certain circumstances, issue price of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to debt securities of that series, provided that any direction is not in conflict with any rule of law or the applicable indenture and the trustee may take other actions, other than those that might lead to personal liability, not inconsistent with the direction. Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee, before proceeding to exercise any right or power under the indenture at the direction of the holders, the indenture trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which it might incur in complying with any direction.

A holder of any debt security of any series will have the right to institute a proceeding with respect to the applicable indenture or for any remedy under the indenture, if:

•	that holder previously gives to the indenture trustee written notice of a continuing event of default with respect to debt securities of that series;

•

the holders of not less than 25% in principal amount of the outstanding securities of that series have made written request and offered the indenture trustee indemnity satisfactory to the indenture trustee to institute that proceeding as indenture trustee;

•

the indenture trustee will not have received from the holders of a majority in principal amount or, under certain circumstances, issue price of the outstanding debt securities of that series a direction inconsistent with the request; and

•	the indenture trustee fails to institute the proceeding within 60 days.

However, the holder of any debt security or coupon has the right to receive payment of the principal of (and premium or make-whole amount, if any) and interest on, and any additional amounts in respect of, such debt security or payment of such coupon on the respective due dates (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment.

We are required to furnish to the indenture trustees annually a statement as to the performance of our obligations under the indentures and as to any default in that performance.

Modification and Waiver

Unless otherwise indicated in the applicable indenture supplement, we and the applicable indenture trustee may amend and modify each indenture or debt securities under that indenture with the consent of holders of at least a majority in principal amount or, under certain circumstances, issue price of each series of all outstanding debt securities then outstanding under the indenture affected. However, without the consent of each holder of any debt security issued under the applicable indenture, we may not amend or modify that indenture to:

•	change the stated maturity date of the principal of (or premium or make-whole amount, if any, on), or any installment of principal or interest on, any debt security issued under that indenture;

•

reduce the principal amount of or any make-whole amount, the rate of interest on or any additional amounts payable in respect thereof, or any premium payable upon the redemption of any debt security issued under that indenture;

•

reduce the amount of principal of an original issue discount security or make-whole amount, if any, issued under that indenture payable upon acceleration of its maturity; or provable in bankruptcy or adversely affect any right of repayment of a debt security;

•	change the place or currency of payment of principal or any premium or any make-whole amount or interest on, any debt security issued under that indenture;

•	impair the right to institute suit for the enforcement of any payment or delivery on or with respect to any debt security issued under that indenture;

•

reduce the percentage in principal amount of debt securities of any series issued under that indenture, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture; or

•	make any change that adversely affects the right to convert or exchange any security or decrease the conversion/exchange rate or increase the conversion/exchange price.

The holders of at least a majority in principal amount of the outstanding debt securities of any series issued under that indenture may, with respect to that series, waive past defaults under the indenture, except as described under “—Events of Default.”

Unless otherwise indicated in the applicable prospectus supplement, we and the applicable indenture trustee may also amend and modify each indenture without the consent of any holder for any of the following purposes:

•	to evidence the succession of another person to our company;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•	to add or change any provisions of the indentures to facilitate the issuance of bearer securities;

•

to change or eliminate any of the provisions of the applicable indenture in respect of any series of debt securities, so long as any such change or elimination will become effective only in respect of any series of securities when there is no outstanding security of that series which is entitled to the benefit of that provision;

•	to establish the form or terms of debt securities of any series;

•	to evidence and provide for the acceptance of appointment by a successor indenture trustee;

•

to cure any ambiguity, to correct or supplement any provision in the applicable indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of debt securities of any series are not adversely affected in any material respect by the actions taken to cure, correct or supplement a provision in an indenture;

•	to secure securities;

•	to provide for conversion rights of the holders of the debt securities of any series to enable those holders to convert those securities into other securities;

•

to close the indenture with respect to the authentication and delivery of additional series of securities or to qualify or maintain qualifications of the applicable indenture under the Trust Indenture Act; or

•

to supplement any of the provisions of an indenture as is necessary to permit or facilitate the defeasance or discharge of any series of securities under specified provisions of the indenture, provided that any such action shall not adversely affect the interests of the holders of securities of such series or any other series of securities under the indenture in any material respect.

Consolidation, Merger and Sale of Assets

Unless otherwise indicated in the applicable prospectus supplement, we may consolidate or merge with or into any other corporation, and we may sell, lease or convey all or substantially all of our assets to any corporation, provided that the resulting corporation, if other than our company, is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of our obligations to:

(1)	pay or deliver the principal and any premium or make-whole amount, if any, and any interest on, the debt securities;

(2)	perform and observe all of our other obligations under the indentures and supplemental indentures; and

(3)	we are not, or any successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the indentures.

The indentures do not provide for any right of acceleration in the event of a consolidation, merger, sale of all or substantially all of the assets, recapitalization or change in our stock ownership. In addition, the indentures do not contain any provision which would protect the holders of debt securities against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

International Offering

If specified in the applicable prospectus supplement, we may issue debt securities outside the United States. Those debt securities will be described in the applicable prospectus supplement. In connection with any offering outside the United States, we will designate paying agents, registrars or other agents with respect to the debt securities, as specified in the applicable prospectus supplement.

We will describe in the applicable prospectus supplement whether our debt securities issued outside the United States: (1) may be subject to certain selling restrictions; (2) may be listed on one or more foreign stock exchanges; and (3) may have special United States tax and other considerations applicable to an offering outside the United States.

Defeasance

We may terminate or “defease” our obligations under the senior indenture with respect to the senior debt securities of any series by taking the following steps:

(1) depositing irrevocably with the senior indenture trustee an amount, which through the payment of interest, principal or premium, if any, will provide an amount sufficient to pay the entire amount of the senior debt securities:

•	in the case of senior debt securities denominated in U.S. dollars, U.S. dollars or U.S. government obligations;

•

in the case of senior debt securities denominated in a foreign currency, of money in that foreign currency or foreign government obligations of the foreign government or governments issuing that foreign currency; or

•	a combination of money and U.S. government obligations or foreign government obligations, as applicable;

(2) delivering:

•	an opinion of independent counsel that the holders of the senior debt securities of that series will have no federal income tax consequences as a result of that deposit and termination;

•	an opinion of independent counsel that registration is not required under Investment Company Act of 1940;

•	an opinion of counsel as to certain other matters;

•	officers’ certificates certifying as to compliance with the senior indenture and other matters; and

(3) paying all amounts due under the senior indenture.

Further, the defeasance cannot cause an event of default under the senior indenture or any other agreement or instrument and no default under the senior indenture or any such other agreement or instrument can exist at the time the defeasance occurs.

Subordination

The subordinated debt securities will be subordinated in right of payment to all “senior debt,” as defined in the subordinated indenture. In certain circumstances relating to our liquidation, dissolution, receivership, reorganization, insolvency or similar proceedings, the holders of all senior debt will first be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities.

If the maturity of any subordinated debt securities is accelerated, we will have to repay all senior debt before we can make any payment on the subordinated debt securities.

In addition, we may make no payment on the subordinated debt securities in the event:

•	there is an event of default with respect to any senior indebtedness which permits the holders of that senior indebtedness to accelerate the maturity of the senior indebtedness; and

•	the default is the subject of judicial proceedings or we receive notice of the default from an authorized person under the subordinated indenture.

By reason of this subordination in favor of the holders of senior indebtedness, in the event of an insolvency our creditors who are not holders of senior indebtedness or the subordinated debt securities may recover less, proportionately, than holders of senior indebtedness and may recover more, proportionately, than holders of the subordinated debt securities. Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities, “senior debt” is defined in the subordinated indenture as:

the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the following indebtedness of us for money borrowed, whether any such indebtedness exists as of the date of the indenture or is created, incurred, assumed or guaranteed after such date:

(i) any debt (a) for money borrowed by us, or (b) evidenced by a bond, note, debenture, or similar instrument (including purchase money obligations) given in connection with the acquisition of any business, property or assets, whether by purchase, merger, consolidation or otherwise, but shall not include any account payable or other obligation created or assumed in the ordinary course of business in connection with the obtaining of materials or services, or (c) which is a direct or indirect obligation which arises as a result of banker’s acceptances or bank letters of credit issued to secure obligations of us, or to secure the payment of revenue bonds issued for the benefit of us whether contingent or otherwise;

(ii) any debt of others described in the preceding clause (i) which we have guaranteed or for which it is otherwise liable;

(iii) the obligation of us as lessee under any lease of property which is reflected on our balance sheet as a capitalized lease; and

(iv) any deferral, amendment, renewal, extension, supplement or refunding of any liability of the kind described in any of the preceding clauses (i), (ii) and (iii).

“Senior debt” does not include: (1) any such indebtedness, obligation or liability referred to in clauses (i) through (iv) above as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the subordinated debt securities, or ranks pari passu with the subordinated debt securities, (2) any such indebtedness, obligation or liability which is subordinated to indebtedness of us to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated, (3) any indebtedness to one of our subsidiaries and (4) the subordinated debt securities.

The subordinated indenture does not limit or prohibit the incurrence of additional senior indebtedness, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations. Any prospectus supplement relating to a particular series of subordinated debt securities will set forth the aggregate amount of our indebtedness senior to the subordinated debt securities as of a recent practicable date.

The prospectus supplement may further describe the provisions, if any, which may apply to the subordination of the subordinated debt securities of a particular series.

Restrictive Covenants

The subordinated indenture does not contain any significant restrictive covenants. The prospectus supplement relating to a series of subordinated debt securities may describe certain restrictive covenants, if any, to which we may be bound under the subordinated indenture.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock. Warrants may be issued independently or together with the shares of common stock or preferred stock offered by any prospectus supplement to this prospectus and may be attached to or separate from such shares. Further terms of the warrants will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the designation, terms and number of shares of common stock or preferred stock purchasable upon exercise of such warrants;

•	the designation and terms of the shares of common stock or preferred stock with which such warrants are issued and the number of such warrants issued with such shares;

•	the date on and after which such warrants and the related common stock or preferred stock will be separately transferable, including any limitations on ownership and transfer of such warrants;

•	the price at which each share of common stock or preferred stock purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain federal income tax consequences; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus and any related unit agreements and unit certificates. While the terms summarized below will apply generally to any units that we may offer, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any units offered under that prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, any form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of such unit agreements and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus and the complete unit agreement and any supplemental agreements that contain the terms of the units.

We may issue, in one more series, units comprised of two or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We may evidence units by unit certificates that we issue under a separate agreement. We may issue the units under a unit agreement between us and one or more unit agents. If we elect to enter into a unit agreement with a unit agent, the unit agent will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any registered holders of units or beneficial owners of units. We will indicate the name and address and other information regarding the unit agent in the applicable prospectus supplement relating to a particular series of units if we elect to use a unit agent.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The other provisions regarding our securities as described in this section will apply to each unit to the extent such unit consists of shares of our securities.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities being offered hereby will be passed upon for us by the law firm of Arnold & Porter LLP, Washington, DC. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements of S&T Bancorp, Inc. and subsidiaries as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information that we reference this way is considered part of this prospectus.

We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus. These additional documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than information furnished under Items 2.02 and 7.01, which is deemed not to be incorporated by reference in this prospectus). You should review these filings as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus.

The following documents filed by S&T (Commission File No. 000-12508) with the SEC are hereby incorporated in this proxy statement/prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 29, 2012;

•	Definitive Proxy Statement for the 2012 annual meeting of shareholders, filed with the SEC on March 22, 2012;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed with the SEC on May 10, 2012;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, filed with the SEC on August 2. 2012;

•

Current Reports filed on Form 8-K dated January 24, 2012, March 7, 2012; March 12, 2012; April 3, 2012; April 24, 2012; April 25, 2012, May 2, 2012, June 20, 2012, July 24, 2012 and August 15, 2012 (in each case except to the extent furnished but not filed); and

•	The description of the Common Stock which is contained in S&T’s Form 8-K dated January 31, 2008 including any amendment or report filed for the purpose of updating such description.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Documents incorporated by reference are available from S&T without charge, excluding any exhibits to those documents. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

S&T Bancorp, Inc.

800 Philadelphia Street

Indiana, PA 15701

Attention: Investor Relations

Telephone: (724) 465-4457

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials that we have filed with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings also are available to the public on the SEC’s website at www.sec.gov, which contains reports, proxies and information statements and other information regarding issuers that file electronically. In addition, our filings are available on our website at http://www.stbancorp.com. The information set forth on our website is not part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses Of Issuance And Distribution

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities covered by the registration statement of which this prospectus is a part. We will bear all of these expenses.

SEC Registration	$34,380
Accounting fees and expenses*	$18,000
Printing fees and expenses*	$5,000
Legal fees and expenses*	$30,000
Miscellaneous expenses*	$5,000
TOTAL	$92,380

*	Estimated

The expenses set forth above relate solely to the preparation and filing of this Registration Statement. We may incur additional expenses in connection with any offering of the securities registered hereunder.

Item 15.	Indemnification Of Officers And Directors

Section 1741 of the Pennsylvania Business Corporation Law, or the PBCL, provides, in general, that a corporation will have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another enterprise. Such indemnity may be against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and if, with respect to any criminal proceeding, the person did not have reasonable cause to believe his conduct was unlawful.

Section 1742 of the PBCL provides, in general, that a corporation will have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another entity. Such indemnity may be against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, except no indemnification will be made in respect of any claim, issue, or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which the action was brought will determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper.

Under Section 1743 of the PBCL, the corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Under Section 1745 of the PBCL, a corporation may pay the expenses of a director or officer incurred in defending an action or proceeding in advance of the final disposition thereof upon receipt of an undertaking from such person to repay the amounts advanced unless it is ultimately determined that such person is entitled to indemnification from the corporation. Article V of S&T’s by-laws provides indemnification of directors, officers and other agents of S&T and advancement of expenses to the extent otherwise permitted by Sections 1741, 1742 and 1745 of the PBCL.

Section 501 of S&T’s by-laws provide that the rights to indemnification and advancement of expenses in the by-laws are not exclusive, and may be in addition to, any rights granted to an indemnitee under S&T’s Articles of Incorporation, as amended from time to time, an agreement or vote of shareholders or disinterested directors or otherwise. As authorized by Section 1747 of the PBCL and Section 501(4) of S&T’s by-laws, S&T maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering S&T for indemnification payments made to its directors and officers for certain liabilities. The premiums for such insurance are paid by S&T.

The foregoing is only a general summary of certain aspects of Pennsylvania law and S&T’s by-laws dealing with indemnification of directors and officers, and does not purport to be complete. The description of the by-laws is qualified in its entirety by reference to the detailed provisions of Article V, Section 501 of the by-laws of S&T.

Item 16.	Exhibits

EXHIBIT NO.	DESCRIPTION

Exhibit 1.1	Form of Underwriting Agreement for Debt Securities*

Exhibit 1.2	Form of Underwriting Agreement for Common Stock*

Exhibit 1.3	Form of Underwriting Agreement for Preferred Stock*

Exhibit 1.4	Form of Underwriting Agreement for Warrants*

Exhibit 3.1	Certificate of Incorporation of S&T Bancorp (filed as Exhibit 3.1 to our Registration Statement on Form S-1 (File No. 333-108795) on September 15, 2003 and incorporated by reference herein)

Exhibit 3.2	Amended and Restated Bylaws of S&T Bancorp (filed as Exhibit 3.1 to our Current Report on Form 8-K on December 22, 2011 and incorporated by reference herein)

Exhibit 3.3	Amendment to Articles of Incorporation of S&T Bancorp, Inc. effective May 8, 1989, incorporated herein by reference. Filed as exhibit 3.3 to S&T Bancorp, Inc. Annual Report on Form 10-K for year ending December 31, 1998 and incorporated herein by reference.

Exhibit 3.4	Amendment to Articles of Incorporation of S&T Bancorp, Inc. effective July 21, 1995. Filed as exhibit 3.4 to S&T Bancorp, Inc. Annual Report on Form 10-K for year ending December 31, 1998 and incorporated here by reference.

Exhibit 3.5	Amendment to Articles of Incorporation of S&T Bancorp, Inc. effective June 18, 1998. Filed as exhibit 3.5 to S&T Bancorp, Inc. Annual Report on Form 10-K for year ending December 31, 1998 and incorporated herein by reference.

Exhibit 3.6	Amendment to Articles of Incorporation of S&T Bancorp, Inc. effective April 21, 2008. Filed as Exhibit 3.1 to S&T Bancorp, Inc. Quarterly Report on Form 10-Q filed on August 7, 2008 and incorporated herein by reference.

Exhibit 3.7	Certificate of Designations for the Series A Preferred Stock. Filed as Exhibit 3.1 to S&T Bancorp, Inc. Current Report on Form 8-K filed on January 15, 2009 and incorporated herein by reference.

Exhibit 3.8	By-laws of S&T Bancorp, Inc., as amended, April 21, 2008. Filed as Exhibit 3.2 to S&T Bancorp, Inc. Quarterly Report on Form 10-Q filed on August 7, 2008 and incorporated herein by reference.

EXHIBIT NO.	DESCRIPTION

Exhibit 4.1	Form of Indenture for Senior Debt Securities (previously filed)

Exhibit 4.2	Form of Note for Senior Debt Securities*

Exhibit 4.3	Form of Indenture for Subordinated Debt Securities (previously filed)

Exhibit 4.4	Form of Note for Subordinated Debt Securities*

Exhibit 4.5	Form of Warrant Agreement for Common Stock, including form of Warrant*

Exhibit 4.6	Form of Warrant Agreement for Preferred Stock, including form of Warrant*

Exhibit 4.7	Form of Unit Agreement*

Exhibit 4.8	Form of Certificate of Designations*

Exhibit 5.1	Opinion of Arnold & Porter LLP (filed herewith)

Exhibit 10.1	S&T Bancorp, Inc. Amended and Restated 1992 Incentive Stock Plan. Filed as Exhibit 4.2 to Form S-8 Registration Statement (No. 333-48549) dated March 24, 1998 and incorporated herein by reference.†

Exhibit 10.2	S&T Bancorp, Inc. 2003 Incentive Stock Plan. Filed as Exhibit 4.2 to Form S-8 Registration Statement (No. 333-111557) dated December 24, 2003 and incorporated herein by reference.†

Exhibit 10.3	Agreement and Plan of Merger, dated as of December 16, 2007, between S&T Bancorp, Inc. and IBT Bancorp, Inc. Filed as exhibit 2.1 to S&T Bancorp, Inc. Current Report on Form 8-K filed on December 17, 2007 and incorporated herein by reference.

Exhibit 10.4	Dividend Reinvestment and Stock Purchase Plan of S&T Bancorp, Inc. Filed as Exhibit 4.2 to Form S-3 Registration Statement (No. 333-156555) dated January 2, 2009 and incorporated herein by reference. Filed as Exhibit 4.2 to S&T Bancorp, Inc. on Form S-8 filed on January 2, 2009 and incorporated herein by reference.†

Exhibit 10.5	Severance Agreement, by and between Todd D. Brice and S&T Bancorp, Inc., dated December 31, 2008. Filed as Exhibit 10.1 to S&T Bancorp, Inc. Current Report on Form 8-K filed on January 2, 2009 and incorporated herein by reference.†

Exhibit 10.6	Severance Agreement, by and between Edward C. Hauck and S&T Bancorp, Inc., dated December 31, 2008. Filed as Exhibit 10.3 to S&T Bancorp, Inc. Current Report on Form 8-K filed on January 2, 2009 and incorporated herein by reference.†

Exhibit 10.7	Severance Agreement, by and between David G. Antolik and S&T Bancorp, Inc. dated December 31, 2008. Filed as Exhibit 10.4 to S&T Bancorp, Inc. Current Report on Form 8-K filed on January 2, 2009 and incorporated herein by reference.†

Exhibit 10.8	Dividend Reinvestment and Stock Purchase Plan of S&T Bancorp, Inc. Filed as Exhibit 4.2 to Form S-3 Registration Statement (No. 333-156555) dated January 2, 2009 and incorporated herein by reference. Filed as Exhibit 4.2 to S&T Bancorp, Inc. on Form S-8 filed on January 2, 2009 and incorporated herein by reference.†

Exhibit 10.9	Severance Agreement, by and between Gregor T. Young IV and S&T Bancorp, Inc. dated December 31, 2008. Filed as Exhibit 10.5 to S&T Bancorp, Inc. Current Report on Form 8-K filed on January 2, 2009 and incorporated herein by reference.†

Exhibit 12	Computation of Ratio of Earnings to Fixed Charges*

EXHIBIT NO.	DESCRIPTION

Exhibit 23.1	Consent of KPMG LLP, an Independent Registered Public Accounting Firm (previously filed)

Exhibit 23.2	Consent of Arnold & Porter LLP (included in Exhibit 5.1)

Exhibit 24.1	Powers of Attorney of certain directors of S&T, Inc. (previously filed)

Exhibit 25.1	Form T-1 Statement of Eligibility of Trustee to act as Trustee under the Indenture for Senior Debt Securities*

Exhibit 25.2	Form T-1 Statement of Eligibility of Trustee to act as Trustee under the Indenture for Subordinated Debt Securities*

*	To be filed by amendment or by a Current Report on Form 8-K, or where applicable, incorporated by reference from a subsequent filing, if we enter into any such agreement or issue any such instrument in connection with the offer of any securities registered hereunder.
†	Management Contract or Compensatory Plan or Arrangement

Exhibit 17.	Undertakings

A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided however, that:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430(B):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

D. The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

E. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

F. The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)2 of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, S&T Bancorp, Inc. has duly caused this Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Indiana, Commonwealth of Pennsylvania, on October 4, 2012.

S&T BANCORP, INC.

By:	/s/ Todd D. Brice
Name:	Todd D. Brice
Title:	President and Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on October 4, 2012.

SIGNATURE	TITLE

/s/ Todd D. Brice Todd D. Brice	President and Chief Executive Officer; Director (Principal Executive Officer)

/s/ Mark Kochvar Mark Kochvar	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Melanie Hubler Melanie Hubler	Senior Vice President and Controller

* John N. Brenzia	Director

* John J. Delaney	Director

* Michael J. Donnelly	Director

* William J. Gatti	Director

* Jeffrey D. Grube	Director

* Frank W. Jones	Director

* Joseph A. Kirk	Director

* David L. Krieger	Director

SIGNATURE	TITLE

* James V. Milano	Director

* James C. Miller	Chairman of the Board and Director

* Alan Papernick	Director

* Charles A. Spadafora	Director

* Christine J. Toretti	Director

* Charles G. Urtin	Director

*By: Todd D. Brice

        Attorney-in-Fact